UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 11, 2021

BBQ HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Minnesota	001-39053	83-4222776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

(Address of principal executive offices) (Zip Code)

12701 Whitewater Drive, Suite 100, Minnetonka, MN 55343

(952) 294-1300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

DAVE
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	BBQ	The Nasdaq Global Market

Indicated by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02.  Termination of a Material Definitive Agreement.

On April 30, 2020, FDA and Granite City, Inc. (“GC”), wholly-owned operating subsidiaries of the Company received funding of approximately $7.2 million and $5.8 million, respectively, in connection with “Small Business Loans” under the Paycheck Protection Program. Subsequently, BBQ Ventures, Inc. (“Real Urban Barbeque”) and Mercury BBQ (“Clark Crew BBQ”) received funding of approximately $121,000 and $800,000, respectively, under the above referenced program on May 6, 2020 and May 8, 2020, respectively. These amounts were borrowed pursuant to the terms of the Promissory Notes by FDA, GC, Real Urban Barbeque and Clark Crew BBQ (“PPP Loans”), in favor of Choice Financial Group, a bank operating out of the state of North Dakota (the “Lender”).

On June 11, 2021, the Company received a notification from the Lender that the SBA approved FDA’s, GC’s, Real Urban Barbeque’s and Clark Crew BBQ’s PPP Loan forgiveness applications for the entire approximately $14.0 million balance of the PPP Loans and that the remaining balance of the PPP Loans is zero.

Item 5.02. Departure of Directors or Certain Officers’ Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)At the Company’s Annual Meeting on June 15, 2021, the Company’s shareholders approved an amendment to the Company’s 2015 Equity Incentive Plan to increase the number of shares of common stock reserved for issuance from 1,500,000 shares to 2,000,000 shares.  The Amended Plan is a long-term incentive plan pursuant to which awards may be granted to certain employees, independent contractors and directors of the Company, in the form of incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units and performance-based awards.

The foregoing description of the Amended Plan is not complete and is qualified in its entirety by the complete terms and conditions of the Amended Plan, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.  In addition, a description of the material terms of the Amended Plan was included in the Company’s definitive proxy statement for the Annual Meeting, which was filed with the Securities and Exchange Commission on April 30, 2021 (the “Proxy Statement”).

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The Annual Meeting of the Company was held on June 15, 2021.  At the Annual Meeting, the Company’s shareholders took the following actions:

(i)

The shareholders elected eight directors to serve as members of the Company’s Board of Directors until the next annual meeting of shareholders.  The shareholders present in person or by proxy cast the following numbers of votes in connection with the election of directors, resulting in the election of all director nominees:

Nominee	Votes For	Votes Withheld
Rachael Maga	6,864,084	287,953
Charles E. Davidson	6,857,717	294,320
Peter O. Haeg	6,852,477	299,560
Jeffery Crivello	6,947,823	204,214
Bryan L. Wolff	6,808,017	344,020

(ii)

The shareholders ratified the appointment of Schechter, Dokken, Kanter, Andrews & Selcer, Ltd. as the Company’s independent registered public accounting firm for fiscal year 2021.  There was 8,241,749 votes cast for the proposal; 5,536 votes were cast against the proposal; 5,271 votes abstained; and there were no broker non-votes.

(iii)

The shareholders approved the amendment to the Company’s 2015 Equity Incentive Plan to increase the number of shares of common stock reserved for issuance from 1,500,000 to 2,000,000, as described by the Company’s Proxy

Statement.  There were 7,063,361 votes cast for the proposal; 78,499 votes cast against the proposal; 10,177 votes abstained; and there were 1,100,519 broker non-votes.

(iv)

The shareholders approved the Company’s executive compensation, as described by the Company’s Proxy Statement.  There were 6,913,189 votes cast for the proposal; 226,177 votes were cast against the proposal; 12,671 votes abstained; and there were 1,100,519 broker non-votes.

Item 9.01.  Financial Statements and Exhibits.

(d)Exhibits.

The following exhibit is furnished as part of this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Amended and Restated 2015 Equity Incentive Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BBQ HOLDINGS, INC.

Date: June 17, 2021	By:	/s/ James G. Gilbertson
Name: James G. Gilbertson
Title: Chief Financial Officer